Cindy Shy, P.C.
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                        A Professional Law Corporation



August 2, 2005

Board of Directors
Flexpoint Sensor Systems, Inc.
106 West Business Park Drive
Draper, Utah  84020


     Re:    Registration Statement on Form SB-2
            for Flexpoint Sensor Systems, Inc.
            filed on or about August 3, 2005

Gentlemen:

This firm represents Flexpoint Sensor Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced registration statement on Form SB-2 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") on or about August 3, 2005. The Registration Statement relates to the registration under the Securities Act of 1933 of 8,932,670 shares of common stock, par value $0.001. You have requested that we render an opinion as to whether the common stock as proposed to be issued on the terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-B promulgated under the Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:
      (i)    the Articles of Incorporation of the Company;
      (ii) certain resolutions and written consents of the Board of Directors of the Company relating to the issuance and registration of the shares;
      (iii)  the Registration Statement; and
      (iv) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon the above examination, we are of the opinion that the shares of common stock being registered pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in




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Flexpoint Sensor Systems, Inc.
August 2, 2005
Page 2

the Registration Statement, will be validly issued, fully paid, and non-assessable.

We hereby consent to being named in the prospectus included in the Registration Statement as having rendered the foregoing opinion. We also consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                 /s/ Cindy Shy, P.C.

                                 Cindy Shy, P.C.